UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 5, 2016 (December 1, 2016)

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

On December 1, 2016, Wheeler Real Estate Investment Trust, Inc. a Maryland corporation (the “Company”), and its operating partnership, Wheeler REIT, L.P., a Virginia limited partnership (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Compass Point Research & Trading, LLC (“Compass Point”), as representative of the several underwriters named in Schedule A attached to the Underwriting Agreement (the “Underwriters”), in connection with the public offering (the “Offering”) by the Company of 637,000 shares (the “Firm Shares”) of Series D Cumulative Convertible Preferred Stock, without par value per share, of the Company (the “Series D Preferred Stock”).

Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an overallotment option (the “Overallotment Option”), exercisable for 30 days from the date of the Company’s final prospectus supplement dated December 1, 2016, to purchase up to 95,550 additional shares of the Series D Preferred Stock (the “Additional Shares” and, together with the Firm Shares, the “Shares”) at the Offering Price (as defined below), less underwriting discounts and commissions.

The Underwriters offered the Shares to the public at $24.00 per Share (the “Offering Price”).

Under the terms of the Underwriting Agreement, the Company and the Operating Partnership have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and other federal or state statutory laws or regulations. The Underwriting Agreement contains customary representations, warranties, covenants, obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by the terms of the Underwriting Agreement, a copy of which is filed as Exhibit No. 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. A copy of the opinion of Haneberg Hurlbert PLC relating to the legality of the issuance and sale of the Firm Shares and the Additional Shares is attached as Exhibit 5.1 hereto, and a copy of the opinion of Williams Mullen with respect to tax matters concerning the Firm Shares and the Additional Shares is attached as Exhibit 8.1 hereto.

Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership

On December 1, 2016, in connection with the Offering, the Company entered into an Amendment to the Amended and Restated Agreement of Limited Partnership (the “LP Amendment”) of the Operating Partnership. The LP Amendment provides for the designation of 1,500,000 additional units of Series D Cumulative Convertible Preferred Units of the Operating Partnership (the “Series D Preferred Units”). As of December 1, 2016, the Operating Partnership has issued 1,600,000 Series D Preferred Units to the Company in exchange for offering proceeds from an equal number of shares of the Company’s Series D Preferred Stock. The outstanding but unissued Series D Preferred Units will be held for future issuance to the Company. The Series D Preferred Units have substantially similar rights and preferences as the Series D Preferred Stock.

The foregoing description of the LP Amendment is a summary and is qualified in its entirety by the terms of the LP Amendment, a copy of which is filed as Exhibit No. 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 1, 2016, the Company filed Articles Supplementary (the “Articles Supplementary”) with the Maryland State Department of Assessments and Taxation to designate an additional 1,500,000 shares of the Company’s authorized but unissued preferred stock, without par value, as shares of the Series D Preferred Stock. The Articles Supplementary became effective upon filing on December 1, 2016.

The foregoing description of the Articles Supplementary is a summary and is qualified in its entirety by the terms of the Articles Supplementary, a copy of which is filed as Exhibit No. 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

1.1	Underwriting Agreement

3.1	Wheeler Real Estate Investment Trust, Inc. Articles Supplementary

5.1	Opinion of Haneberg Hurlbert PLC

8.1	Opinion of Williams Mullen with respect to tax matters

10.1	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, LP. Designating Additional Series D Cumulative Convertible Preferred Units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: December 5, 2016

EXHIBIT INDEX

Number	Description of Exhibit

1.1	Underwriting Agreement

3.1	Wheeler Real Estate Investment Trust, Inc. Articles Supplementary

5.1	Opinion of Haneberg Hurlbert PLC

8.1	Opinion of Williams Mullen with respect to tax matters

10.1	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, LP. Designating Additional Series D Cumulative Convertible Preferred Units